UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2013

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On February 28, 2013, Edwards Lifesciences Corporation, a Delaware corporation (“Edwards”), received a payment of $83.6 million from Medtronic, Inc., a Minnesota corporation, in satisfaction of the April 2010 jury award of damages for infringement of the U.S. Andersen transcatheter heart valve patent, including accrued interest.  This followed a November 2012 decision by the U.S. Court of Appeals for the Federal Circuit affirming the judgment and a February 2013 decision by the Court of Appeals to issue a mandate rendering the initial judgment enforceable.  The mandate restores jurisdiction to the U.S. District Court for the District of Delaware to assess additional damages for the period after the April 2010 jury award and to reconsider Edwards’ request for a permanent injunction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Aimee S. Weisner
Aimee S. Weisner
Corporate Vice President,
General Counsel